                                                                     EXHIBIT 11


                            Rhone-Poulenc Rorer Inc.
                    Computation of Earnings Per Common Share
             (Dollars and shares in millions except per share data)

                                                                                        Years Ended December 31,
                                                                           1994                  1993                1992
                                                                   --------------------- -------------------- ---------------------
Net income per common share, primary:                               Dollars   Per Share   Dollars   Per Share  Dollars   Per Share
                                                                   ---------  ---------  ---------  --------- ---------  ----------
Net income before preferred dividends and cumulative effect of
    accounting change............................................  $  351.0              $  421.1             $  423.3
Less:  Preferred dividends.......................................      19.2                  12.4                 10.1
                                                                   ---------             ---------            ---------
Net income before cumulative effect of accounting change.........  $  331.8   $   2.45   $  408.7   $   2.96  $  413.2   $     2.99
Cumulative effect of accounting change...........................      --         --         --          --       15.0          .11
                                                                   ---------  ---------  ---------  --------- ---------  ----------
Net income available to common shareholders......................  $  331.8   $   2.45   $  408.7   $   2.96   $ 428.2   $     3.10
                                                                   =========  =========  =========  ========= =========  ==========
Average shares outstanding.......................................     135.3                 138.2                138.1
                                                                   =========             =========            =========
Net income per common share, fully diluted:
Net income before preferred dividends and cumulative effect of
    accounting change............................................  $  351.0              $  421.1              $ 423.3
Less:  Preferred dividends.......................................      19.2                  12.4                 10.1
                                                                   ---------             ---------            ---------
Net income before cumulative effect of accounting change.........  $  331.8   $   2.45   $  408.7   $   2.94   $ 413.2   $     2.96

Cumulative effect of accounting change...........................      --         --         --          --       15.0          .11
                                                                   ---------  ---------  ---------  --------- ---------  ----------
Net income available to common shareholders......................  $  331.8   $   2.45   $  408.7   $   2.94   $ 428.2    $    3.07
                                                                   =========  =========  =========  ========= =========  ==========
Average shares outstanding.......................................     135.3                 138.2                138.1
Shares contingently issuable for stock plan......................        .3                    .7                  1.4
                                                                   ---------             ---------            ---------
Average shares outstanding, assuming full dilution...............     135.6                 138.9                139.5
                                                                   =========             =========            =========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent in all years presented.